LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Agreement”) is made as this 30th day of June, 2006, by and between FT-FIN ACQUISITION LLC, a Delaware limited liability company having an address c/o Winthrop Realty Trust, 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114 (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 127 Public Square, Cleveland, Ohio 44114, NEWSTAR CP FUNDING LLC, a Delaware limited liability company (“Newstar”), having an address c/o Newstar Financial, Inc., 500 Boylston Street, Suite 1600, Boston, MA 02116, and the other lending institutions which are, or may become Lenders pursuant to the Loan Agreement (as hereinafter defined) (singly and collectively, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, a national banking association, with a place of business at 127 Public Square, Cleveland, Ohio 44114, as agent for itself and such other lending institutions (the “Agent”), and KEYBANC CAPITAL MARKETS, as the Arranger, in consideration of the mutual covenants contained herein and the benefits to be derived herefrom:

W I T N E S S E T H:

WHEREAS, the Borrower entered into a certain loan arrangement with Lenders for a loan (the “Loan”), the proceeds of which were used to assist the Borrower with its acquisition of certain assets from Finova Capital Corporation and certain related entities consisting of a portfolio of sixteen (16) owned or leased properties, to pay certain closing and transactional costs as approved by the Agent and to provide funding for a working capital of the Borrower and its Subsidiaries, which Loan was evidenced by certain documents and instruments dated as of November 18, 2004, which documents and instruments include, without limitation, the following:

1.	That certain Loan Agreement by and among Borrower, Lenders, Agent and the Arranger (the “Loan Agreement”) in connection with the Loan;

2.	That certain Promissory Note made by the Borrower payable to Agent on behalf of the Lenders in the original principal amount of $45,000,000.00 (the “Keybank Note”);

3.	That certain Promissory Note made by the Borrower payable Newstar in the original principal amount of $8,000,000.00 (the “Newstar Note”);

4.	That certain Guaranty by FT-Orlando Property LLC, a Delaware limited liability company (the “Orlando Guarantor”) in favor of Agent on behalf of Lenders (the “Orlando Guaranty”);

5.	That certain Guaranty by FT-Fin GP LLC, a Delaware limited liability company (the “FT-Fin Guarantor”) in favor of Agent on behalf of Lenders (the “FT-Fin Guaranty”);

6.	That certain Guaranty by FT-Churchill Property L.P., a Delaware limited partnership (the “Churchill Guarantor”) in favor of Agent on behalf of Lenders (the “Churchill Guaranty”);

7.	That certain Open-End Leasehold Mortgage and Security Agreement from the Churchill Guarantor in favor of Agent on behalf of Lenders (the “Churchill Mortgage”);

8.	That certain Leasehold Mortgage and Security Agreement from the Orlando Guarantor in favor of Agent on behalf of Lenders (the “Orlando Mortgage”);

9.	That certain Collateral Assignment if Leases and Rents from the Churchill Guarantor in favor of Lender with respect to the Churchill Property (the “Churchill Assignment”);

10.	That certain Collateral Assignment if Leases and Rents from the Orlando Guarantor in favor of Lender with respect to the Orlando Property (the “Orlando Assignment”);

11.	That certain Guaranty by Winthrop Realty Trust, formerly known as First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (the “FU Guarantor”; the FU Guarantor, together with the Orlando Guarantor, the FT-Fin Guarantor and the Churchill Guarantor, individually and collectively, the “Guarantor”) in favor of Agent on behalf Lenders (the “FU Guaranty”; the FU Guaranty, together with the Orlando Guaranty, the FT-Fin Guaranty and the Churchill Guaranty, collectively, the “Guaranty”);

12.	That certain Ownership Interest Pledge and Security Agreement among Borrower and Agent on behalf of Lenders;

13.	That certain Indemnity Agreement Regarding Hazardous Materials among Borrower, Agent and Lenders;

14.	That certain Collateral Assignment of Protected Interest Rate Agreement among Borrower, Agent and Lenders;

15.	That certain Cash Management Agreement among Borrower, Agent and certain “Other Parties” listed therein;

16.	That certain Depository Account and Pledge Agreement among Borrower, Agent and Agent and certain “Other Parties” listed therein;

17.	That certain Security Agreement (All Assets) by and between Agent and Lenders;

(the above-referenced loan documents, together with all other documents and instruments evidencing the Loan are hereinafter referred to collectively as the “Loan Documents”; unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement).

WHEREAS, simultaneously herewith (i) the Keybank Note has been amended and restated pursuant to that certain Amended and Restated Promissory Note dated the date hereof in the original principal amount of $48,000,000.00 (the “Keybank Amended Note”, of which amount $20,000,000.00 has been assigned to certain funds of Eaton Vance) and (ii) the Newstar Note has been amended and restated pursuant to that certain Amended and Restated Promissory Note dated the date hereof in the original principal amount of $25,000,000.00 (the “Newstar Amended Note”);

WHEREAS, simultaneously herewith the (i) Churchill Mortgage and (ii) the Churchill Assignment, are being amended by that certain First Amendment to Open-End Leasehold Mortgage, Security Agreement and Collateral Assignment of Leases and Rents of even date herewith among Borrower and Agent on behalf of Lenders;

WHEREAS, simultaneously herewith the (i) Orlando Mortgage and (ii) Orlando Assignment are being amended by that certain First Amendment to Leasehold Mortgage, Security Agreement and Collateral Assignment of Leases and Rents of even date herewith among Borrower and Agent on behalf of Lenders; and

WHEREAS, the Borrower has requested that the certain amendments and modifications to the Loan Documents and the Agent and Lenders have so agreed, subject to the terms and conditions set forth herein.

NOW, THEREFORE, it is agreed by and between the Agent, Lenders and the Borrower as follows:

1.	Outstanding Balances. The Borrower, Agent and the Lenders agree that the outstanding amounts due under the Loan Documents as of and including June 29, 2006 are as follows:

Principal	$ 51,022,130.11

Interest	$ 381,957.33

2.	Amount of Loan. The total amount of the Loan is hereby amended to be increased to $73,000,000.00 and all references in the Loan Documents to a loan in the amount of “Fifty Three Million and 00/100 Dollars” or “$53,000,000.00” shall be deleted in their entirety and replaced with “Seventy Three Million and 00/100 Dollars” or “$73,000,000.00”. The Lenders agree to advance to the Borrower the difference ("the "Additional Advances") between such increased Loan amount and the current principal balance of the Loan, a portion of which Additional Advances shall be paid directly to the holders of the Mortgage Debt to repay such Mortgage Debt in full, with the balance to pay other closing and related costs of the Borrower, upon the following terms and conditions:

i.	No Default or Event of Default shall have occurred and be continuing as of the date of the proposed Additional Advances;

ii.	The Borrower remains in compliance with the various conditions set forth in Section 5.1 through 5.19 of the Loan Agreement;

iii.	The Borrower is in compliance with the Financial Covenants and shall remain in pro forma compliance with the Financial Covenants after giving effect to the Additional Advances;

iv.	The Additional Advances will be advanced on no more than two (2) occasions; and

v.	The Borrower has supplied the Agent with satisfactory payoff letters with respect to the Mortgage Debt being repaid.

3.	Notes. All references in the Loan Document to “Note” or “Notes” shall mean collectively the Keybank Amended Note (in which the Eaton Vance Funds hold an aggregate $20,000,000.00 interest) and the Newstar Amended Note.

4. Maturity Date. All references to “November 18, 2007” as the Maturity Date in the Loan Documents shall be deleted and replaced with the following date: “June 30, 2009”.

5. First Extended Term. All references to “November 18, 2008” as the First Extended Term in the Loan Documents shall be deleted and replaced with the following date: “June 30, 2010”.

6. Second Extended Term. All references to “November 18, 2009” as the Second Extended Term in the Loan Documents shall be deleted and replaced with the following date: “June 30, 2011”.

7. Principal Payments. Section 2.5.1 of the Loan Agreement is hereby deleted and shall be replaced by the following:

“2.5.1. In addition to any other principal payments required hereunder, the Borrower shall make the following principal payments under the Loan:

(i) On August 1, 2006, a principal payment of $458,437.00;

(ii) On September 29, 2006, a principal payment of $1,071,675.00;

(iii) On November 1, 2006, a principal payment in the amount of $466,127.00;

(iv) On the first day of each quarter commencing April 1, 2007 and the first day of each quarter thereafter, a principal payment in the amount of $305,556.00.”

8. Extension Requirements. In addition to the requirements set forth in the Loan Agreement, in order to qualify for any extension of the Maturity Date, the Borrower acknowledges and agrees that in the event that the projected Debt Service Coverage (based solely on income from leases in full force and effect which have an expiration date beyond the Second Extended Maturity Date, and an assumed annual debt service constant payment of 7.5% of the outstanding balance of the Loan as of the applicable Maturity Date) is less than 1.45 to 1.0, or if the Borrower is not evidencing such a 1.45 to 1.0 Debt Service Coverage (calculated as set forth above) on any Calculation Date during any Extended Term, the Borrower shall pledge to the Agent cash collateral, as security for Obligations, in amount equal to the amount by which such projected income is less than the amount necessary to produce a 1.45 to 1.0

Debt Service Coverage (calculated as set forth above). The Borrower shall take all such action and execute all such documents as the Agent may require in order to vest, perfect and confirm any pledge of cash collateral required hereunder. In addition, if such 1.45 to 1.0 Debt Service Coverage is not met in connection with any requested extension, the Agent shall have the right to obtain, at the Borrower's expense, appraisals of the Individual Properties.

9. Collateral. Without limiting any other term or condition of the Loan Agreement, the Borrower expressly acknowledges and confirms the requirements of Section 7.22 of the Loan Agreement with respect to the future collateral rights of the Agent relating to any Individual Property which is or becomes free of any Debt.

10. Commitment Fee. In connection with the execution of this Agreement, the Borrower agrees to pay to the Agent the upfront fee agreed to between the Agent and the Borrower.

11. Due Diligence. Agent shall have received and completed a review of such due diligence as the Agent may require with respect to any Individual Property, including, without limitation:

a) For the Churchill Property, a title date down endorsement with respect to the existing title insurance policy in favor of Agent

b) Title update reports for each other Individual Property ; and

c) The other items listed on the closing agenda provided by the Agent.

12.	Financial Covenants.

i.	The definition of “Consolidated Debt Service” in Section 7.28(a)(viii) is hereby deleted in its entirety and shall be replaced by the following:

""Consolidated Debt Service" shall mean (A) the sum of the aggregate actual principal and interest paid or payable respecting all Debt of the Borrower and the Borrower’s Subsidiaries (but excluding, for the purposes of this definition, debt service with respect any Mandatory Principal Prepayments), on a consolidated basis, during the Calculation Period less (B) with respect to interest payments required with respect to the Loan, the amount paid to the Borrower or the Agent pursuant to any Interest Rate Protection Agreement relating to interest due during the subject Calculation Period."

ii.	The text “1.15:1” in Section 7.28.1(b) of the Loan Agreement shall be deleted and replaced with “1.35:1”.

iii.	Section 7.28.1(c) of the Loan Agreement is hereby deleted.

iv.	The text “$40,000,000.00” in Section 7.28.4 to the Loan Agreement shall be deleted and replaced with “$25,000,000.00.”

13. Notices. The addresses of Keybank National Association as Lender and as Agent in Section 14.1 of the Loan Agreement, and where such addresses may appear in the Loan Documents, shall be deleted in their entirety and replaced by the following text in their place and stead:

“KEYBANK NATIONAL ASSOCIATION 225 Franklin Street, 18th Floor Boston, Massachusetts 02110 Attention: Mr. Jeffry M. Morrison FAX Number: (617) 385-6293”

14. LIBOR Rate Margin. The definition of “LIBOR Rate Margin” in the Loan Agreement shall be deleted in its entirety and replaced with the following text in its place and stead: “One and three quarters percent (1.75%) (175 basis points) per annum.

15. Prime Rate Margin. The definition of “Prime Rate Margin” in the Loan Agreement shall be deleted in its entirety and replaced with the following text in its place and stead: “Zero percent (0%) per annum.

16. Exhibit ALA. Exhibit ALA is hereby deleted in its entirety and shall be replaced by Exhibit ALA annexed hereto.

17. Commitment Percentages. Exhibit I to the Loan Agreement shall be deleted in its entirety and replaced with the following text in its place and stead:

“Keybank National Association	38.356%

Eaton Vance (aggregate via assignment and acceptance)	27.397%

NEWSTAR CP FUNDING LLC	34.247%

18. Fees. Upon the execution hereof, the Borrower shall pay to the Agent all costs and expenses of the Agent and Lenders in connection with this Agreement including, without limitation, legal fees and expenses incurred by the Agent and the Lenders.

19. Additional Advance Funding. It is the Borrower's and FU Guarantor's intent that the Additional Advances be funded, and the outstanding Mortgage Debt be repaid in full, by October 31, 2006. In the event the Additional Advances are not made and the Mortgage Debt is not repaid by that date, then:

i.	The LIBOR Rate Margin shall increase to two and one half percent (2.5%), and the Prime Rate Margin shall increase to three quarters of one percent (.75%),

ii.	A pro rata amount (based on the total amount of principal actually funded (including the current outstanding principal balance) to the Borrower to the available amount of $73,000,000) of the commitment fees paid by the Borrower in connection with this Loan Modification Agreement shall be refunded to the Borrower.

20. Representations, Warranties and Covenants. The Borrower hereby represents, warrants and covenants to the Agent and Lenders as follows:

i.	The execution and delivery of this Agreement by the Borrower, and the performance by the Borrower of its obligations and agreements under this Agreement, are within the organizational authority of the Borrower, have been duly authorized by all necessary organizational proceedings on behalf of the Borrower, and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or its charter, other organization papers, or any provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower.

ii.	This Agreement, and all other documents, instruments and agreements relating thereto, as same may be amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as such may be limited by the application of bankruptcy, moratorium, reorganization and other laws affecting the rights of creditors generally or by general equitable principles.

iii.	The representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects on and as of the date of this Agreement as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date and except to the extent that variations therefrom are permitted under the terms of the Loan Documents or have otherwise been approved in writing by the Agent and the Lenders). Except as previously disclosed to the Agent in writing, no material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower.

iv.	The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Borrower prior to or at the time hereof, and no Event of Default has occurred and is continuing under the Loan Documents.

v.	The Borrower has read and understands each of the terms and conditions of this Agreement and is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Agent and the Lenders and not set forth in this Agreement.

21. Conditions to Effectiveness. This Agreement shall not become effective unless and until each of the following conditions precedent has been fulfilled, all as determined by the Agent and the Lenders in their sole discretion (unless waived by the Agent and the Lenders in writing):

i.	This Agreement, and all documents, instruments and agreements required hereunder or related hereto shall have been executed by the appropriate parties and original counterpart signatures shall have been delivered to the Agent on behalf of the Lenders.

ii.	All actions on the part of the Borrower necessary for the valid execution, delivery and performance of the terms of this Agreement shall have been duly and effectively taken and evidence thereof satisfactory to the Agent and to the Lenders shall have been provided to the Agent on behalf of the Lenders

iii.	The Borrower shall have paid to the Agent on behalf of the Lenders in immediately available funds all amounts required to be paid by the Borrower upon the execution of this Agreement.

22. Waiver of Claims. The Borrower hereby acknowledges and agrees that it does not have any offsets, defenses, claims, or counterclaims against the Agent or any of the Lenders or any of their respective affiliates, or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Loan Documents, or otherwise, and that if the Borrower now has, or ever did have, any such offsets, defenses, claims, or counterclaims against the Agent or any of the Lenders or any of their respective affiliates, or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Agent and the Lenders and their respective affiliates, and their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

23. Miscellaneous.

i.	This Agreement shall be binding upon the Borrower, the Agent and the Lenders and their respective successors and assigns and shall enure to the benefit of the Agent, the Lenders and the Borrower and their respective successors and assigns.

ii.	Except as amended hereby, the Loan Documents shall remain in full force and effect and are in all respects hereby ratified and affirmed.

iii.	The execution of this Agreement and acceptance of any documents related hereto shall not be deemed to be a waiver of any breach, default or Event of Default under the Loan Documents, whether or not known to the Agent or to the Lenders and whether or not existing on the date of this Agreement.

iv.	Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

v.	Except as otherwise expressly provided for in this Agreement or in the other agreements being executed contemporaneously herewith, all of the terms, conditions and provisions of the Loan Documents shall remain the same. The Borrower shall continue to comply with all of the terms and conditions of the Loan Documents, as modified hereby or contemporaneously herewith.

vi.	All rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

vii.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the parties to this Agreement.

viii.	This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument as of the date first written above.

BORROWER:	FT-FIN ACQUISITION LLC, a Delaware limited liability company

	By:	WRT REALTY L.P., its sole member,

		By:	Winthrop Realty Trust, its general partner

By:

			Name:	Carolyn Tiffany
			Title:	Chief Operating Officer

AGENT:	KEYBANK NATIONAL ASSOCIATION, a national banking association

By:

Jeffry M. Morrison Duly Authorized

LENDER:	KEYBANK NATIONAL ASSOCIATION, a national banking association

By:

Jeffry M. Morrison Duly Authorized

NEWSTAR CP FUNDING LLC, a Delaware limited liability company

	By:	NEWSTAR FINANCIAL, INC., its designated manager

By:

Name:
Title:

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Guarantor joins in the execution to this Agreement to (i) consent to the terms hereof, (ii) represent and warrant that as of the date hereof there exist no offsets, counterclaims or defenses with respect to the Loan Documents, or the Guaranty and (iii) reaffirm its obligations under the Guaranty as modified by the Modification Agreement.

GUARANTOR:

FT-ORLANDO PROPERTY LLC, a Delaware limited liability company

By:	FT-FIN ACQUISITION LLC, its sole member

	By:	WRT REALTY L.P., its sole member,

		By:	Winthrop Realty Trust, its general partner

By:

			Name:	Carolyn Tiffany
			Title:	Chief Operating Officer

FT-FIN GP LLC, a Delaware limited liability company

	By:	WRT Realty L.P., its sole member,

		By:	Winthrop Realty Trust, its general partner

By:

	Name:	Carolyn Tiffany
	Title:	Chief Operating Officer

FT-CHURCHILL PROPERTY L.P., a Delaware limited partnership

By:	FT-FIN GP LLC, its general partner

	By:	WRT Realty L.P., its sole member,

		By:	Winthrop Realty Trust, its general partner

By:

			Name:	Carolyn Tiffany
			Title:	Chief Operating Officer

WINTHROP REALTY TRUST

By:

Name:	Carolyn Tiffany
Title:	Chief Operating Officer

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